                                                                   Exhibit 10.41


                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (this "Agreement") is made as of this 27 day of June, 1997, by and between ProxyMed, Inc., a Florida corporation ("PROXYMED"), and Walgreen Co., an Illinois corporation ("WALGREEN").

                                   Background

      WALGREEN desires to sell and PROXYMED desires to purchase the pharmacy communications system, including computer software referred to as "PRE-SCRIBE" and related documentation as described in the attached Schedule A (the "Deliverables"), pursuant to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the representations, warranties, and covenants set forth herein and for other good and valuable consideration, the parties to this Agreement hereby agree as follows:

      1. PURCHASE AND SALE.

            1.1 Purchase and Sale. Upon the terms and subject to the conditions set forth in this Agreement, WALGREEN agrees to sell, assign, transfer, convey, and deliver to PROXYMED and PROXYMED agrees to purchase and accept from WALGREEN, at the Closing, all rights, title, and interest in and to the Deliverables, together with the PRE-SCRIBE trademarks set forth in the attached Schedule B (the "Trademarks").

            1.2 Delivery of Certificates and Other Instruments of Transfer. On the Closing Date, WALGREEN shall deliver to PROXYMED: (a) such bills of sale, and other good and sufficient instruments, conveyances and/or assignments satisfactory to PROXYMED, as shall be effective to vest title in, and assign to, PROXYMED all rights, title and interest in and to the Deliverables and the Trademarks; and (b) originals or copies of all records relating to the Trademarks.

            1.3 Perfection of Title. WALGREEN shall execute and deliver at Closing and thereafter, at PROXYMED's request, such other instruments of conveyance and transfer and take such other action as PROXYMED may reasonably require to vest title in PROXYMED and to put PROXYMED in possession of the Deliverables and the Trademarks.

            1.4 Purchase Price. Subject to the terms and conditions of this Agreement, in consideration of the sale of the Deliverables and the Trademarks, PROXYMED shall:

                  (i) pay WALGREEN Two Million Dollars ($2,000,000) cash at Closing;

                  (ii) issue to WALGREEN, at closing, a warrant for a ten (10) year term, exercisable commencing the fourth anniversary of the Closing Date, for the purchase of 200,000 shares of common stock of ProxyMed, par value $.001 per share ("Common Stock"), at its fair market value defined as the average of the closing price of the Common Stock as reported to have traded on the Nasdaq/NMS system at the close of business on the seven (7) trading days spanning the three (3) trading days prior and the three (3) trading days after the date of the first public announcement issued by mutual agreement of the parties Closing, provided, that such announcement shall occur in any event within forty-eight (48) hours of Closing; and

                  (iii) pay Walgreen on a quarterly basis for a twelve (12) year term commencing the date of Closing eight per cent (8%) of gross revenues paid ProxyMed from any and all pharmacies, including Walgreen company owned and any franchised pharmacies, for Network Transactions (defined below), not to exceed One Hundred Million Dollars ($100,000,000)(hereinafter referred to as the "Royalties"). "Network Transactions" shall be defined as each transmission of original prescriptions, refill authorization requests, refill authorizations and stop orders sent and received electronically over the PROXYMED network by pharmacies, including WALGREEN company-owned and any franchised pharmacies, and a "network transaction" shall have the same definition, except that it shall refer to a transmission over any electronic network. To verify the proper and timely payment of Royalties, WALGREEN shall have the right from time to time, but no more often than semi-annually, to audit the books and records of ProxyMed which relate to any and all Network Transactions with pharmacies. In the event such audit finds that Royalties in excess of 3% of the amount of total Royalties due for any quarter have not been paid when due, PROXYMED shall reimburse WALGREEN for its reasonable and actual out-of-pocket expenses incurred in conducting such audit, using WALGREEN internal auditors and/or employees. Any underpayment of Royalties or payments not made to WALGREEN when due shall bear interest at the rate of 1.5% per month until paid.

                  If, after the three (3) year exclusivity period commencing the date of Closing as provided for in the Network Services Agreement, the number of Walgreen Network Transactions as a percentage of WALGREEN's total network transactions decreases by ten percent (10%) during any subsequent annual period during the remaining term of the Network Services Agreement (using the number of Network Transactions in the immediately preceding year as the base year) for reasons other than the failure of PROXYMED to adequately perform the network services, the breach of the Network Services Agreement by PROXYMED, or the termination of such agreement due to the failure of the parties to negotiate in good faith a mutually acceptable fee after the expiration of the 3-year exclusive period, then the eight percent (8%) Royalty for Network Transactions to be paid WALGREEN under the terms of the Purchase Agreement entered into between the parties hereto shall be reduced to seven and one-half percent (7.5%), and for each ten percent (10%) decrease in WALGREEN Network Transactions thereafter, the Royalty shall correspondingly decrease by one-half percent (0.5%), up to a maximum of a four percent (4%) decrease, provided, however, that if, subsequent to any such decrease in the Royalty, the number of WALGREEN Network Transactions increases by 10% or more, the Royalty shall increase by one-half percent (0.5%) for each such 10% increase, not to exceed eight percent (8%). Notwithstanding the foregoing, if WALGREEN enters into an exclusive network services agreement for the electronic network transmission of prescriptions with any other provider during the term of the Network Services Agreement, the Royalty payable to WALGREEN (as adjusted hereunder) shall thereafter terminate; however, such termination shall not effect any payments due WALGREEN which accrued prior to such termination.

            1.5 Sale of PROXYMED or of the Deliverables. In the event PROXYMED sells or otherwise divests a majority interest in PROXYMED or in all or any part of the Deliverables to another party prior to PROXYMED having paid WALGREEN the $100,000,000 total Royalties described in Section 1.4 above, PROXYMED shall, at the time of the closing of such transaction, make a non-refundable payment of the lesser of: (i) $10,000,000, or (ii) if, as of such date, PROXYMED has paid to WALGREEN in excess of $90,000,000 in Royalties, but less than $100,000,000, the difference between $100,000,000 and the amount theretofore paid by PROXYMED to WALGREEN (over and above any Royalties theretofore paid to WALGREEN by PROXYMED) to be applied against said $100,000,000. As a part of any such transaction, PROXYMED shall assign to the acquiring party, and the acquiring party shall assume responsibility for, the Purchase Agreement and the Network Services Agreement, and all its rights and obligations thereunder. PROXYMED shall provide WALGREEN with copies of the applicable portions of such documents as may be executed between PROXYMED and the acquiring party evidencing such sale and the assignment of said agreements. The acquiring party shall be entitled to a credit against the Royalty payments due WALGREEN subsequent to the date of the closing in an amount equal to the $ 10,000,000 prepayment made by PROXYMED.

            1.6 Taxes. In the event that any taxes, except for taxes based upon WALGREEN's income, including, but not limited to, federal, state, or local sales taxes, franchise taxes, gross receipt taxes, property taxes, or value added taxes, are imposed or incurred as a result of this sale, the same shall be paid by PROXYMED.

      2. REPRESENTATIONS AND WARRANTIES OF WALGREEN. WALGREEN represents and warrants that:

            2.1 Corporate Status. WALGREEN is a corporation duly organized, validly existing, and in good standing under the laws of the state of Illinois and has all requisite power to own or lease its properties and assets and to carry on its business as it has been and is now conducted.

            2.2 Power and Authority. WALGREEN has the full right, power, legal capacity, and authority to carry out the transactions contemplated by this Agreement and all such actions have been duly authorized by all necessary corporate proceedings on its part. This Agreement has been duly and validly executed and delivered by WALGREEN and constitutes the legal, valid, and binding obligation of its and is enforceable in accordance with its terms.

            2.3 Condition of and Title to the Deliverables. WALGREEN has good and marketable title to the Deliverables, free and clear of all liens and encumbrances.

            2.4 Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement, nor fulfillment or compliance with the terms and provisions hereof will: (a) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or require consent or notice under, or result in any violation of, the Articles of Incorporation or Bylaws of WALGREEN, both as amended to date, or any term or provision of any other agreement to which WALGREEN is a party, or result in the creation of any lien upon the properties or assets of WALGREEN; or (b) require any consent, approval, or other action by or any notice to or filing with any court or administrative or governmental body pursuant to any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule, or regulation to which WALGREEN is subject.

            2.5 Trademarks and Other Intellectual Property Rights.

                  (a) WALGREEN owns all rights, title and interest in and to the Trademarks on a sole, exclusive, irrevocable basis free and clear of all liens and encumbrances. The registrations, if any, for the Trademarks listed on Schedule B are valid and subsisting and have not been canceled.

                  (b) No person or entity (other than WALGREEN) has the right to use by license or to exercise any right in or to the Deliverables and the Trademarks, and, to the best of WALGREEN's knowledge, there are no known infringing uses thereof by any other person or entity.

                  (c) To the best of WALGREEN's knowledge, there is no claim that the Deliverables or the Trademarks infringe on any intellectual property rights of any other person or entity.

            2.6 No Broker. WALGREEN has not engaged any corporation, firm, or other person who is entitled to any fee or commission as a finder or a broker in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, and WALGREEN shall be responsible for all liabilities and claims (including costs and expenses of defending against same) arising in connection with any claim by a finder or broker that it acted on behalf of WALGREEN in connection with the transactions contemplated hereby.

            All representations and warranties of WALGREEN shall be true as of the date of this Agreement and (except as otherwise specifically contemplated herein) as of the Closing as if made on and as of such date and all such representations and warranties, notwithstanding any investigation by PROXYMED, shall survive Closing. Other than the warranties above described, all other warranties of any nature, including, but not limited to, warranties of fitness, warranties of fitness for a particular purpose, and warranties of merchantability are hereby excluded.

            2.7 Additional Representations. WALGREEN represents and warrants that substantially all of its pharmacies are connected electronically with WALGREEN's HOST system and, upon development of system interface software, will be capable of sending and receiving Network Transactions. WALGREEN further represents and warrants that after certification by PROXYMED and acceptance by WALGREEN of the system interface between WALGREEN's HOST and the PROXYMED network, upon request of PROXYMED, substantially all of WALGREEN's pharmacies will not only be capable of sending and receiving Network Transactions, but also will, in the ordinary course of business, send and receive network transactions to and from participating providers. WALGREEN will create and maintain the system interface between the PROXYMED network and WALGREEN's HOST system at its costs, with reasonable amounts of assistance to be provided by PROXYMED at no additional cost. WALGREEN shall own the system interface.

2.8 Disclaimer. THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THE DELIVERABLES AND TRADEMARKS ARE BEING CONVEYED TO PROXYMED IN "AS IS" CONDITION, AND, EXCEPT FOR THE WARRANTY OF TITLE AS SET FORTH IN SECTION 2.3 HEREIN, WALGREEN EXPRESSLY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES OF ANY KIND, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      3. REPRESENTATIONS AND WARRANTS OF PROXYMED. PROXYMED represents and warrants that:

            3.1 Corporate Status. PROXYMED is a corporation duly organized, validly existing, and in good standing under the laws of the state of Florida and has all requisite power to own or lease its properties and assets and to carry on its business as it has been and is now conducted.

            3.2 Power and Authority. PROXYMED has the full right, power, legal capacity, and authority to carry out the transactions contemplated by this Agreement and all such actions have been duly authorized by all necessary corporate proceedings on its part. This Agreement has been duly and validly executed and delivered by PROXYMED and constitutes the legal, valid, and binding obligation of it and is enforceable in accordance with its terms.

            3.3 Conflicting Agreements and Other Matters. Neither the execution and delivery of this Agreement, nor fulfillment, nor compliance with the terms and provisions hereof, will: (a) conflict with, or result in a breach of the terms, conditions, or provisions of, or constitute a default under, or require consent or notice under, or result in any violation of, the Certificate of Incorporation or Bylaws of PROXYMED, both as amended to date, or any term or provision of any other agreement to which PROXYMED is a party, or result in the creation of any Lien upon the properties or assets of PROXYMED; or (b) require any consent, approval, or other action by or any notice to or filing with any court or administrative or governmental body pursuant to any award of any arbitrator or any agreement, instrument, order, judgment, decree, statute, law, rule, or regulation to which PROXYMED is subject.

            3.4 No Broker. PROXYMED has not engaged any corporation, firm, or other person who is entitled to any fee or commission as a finder or a broker in connection with the negotiation of this Agreement or the consummation of the transactions contemplated hereby, and PROXYMED shall be responsible for all liabilities and claims (including costs and expenses of defending against same) arising in connection with any claim by a finder or broker that it acted on behalf of PROXYMED in connection with the transactions contemplated hereby.

            All representations and warranties of PROXYMED shall be true as of the date of this Agreement and (except as otherwise specifically contemplated herein) as of the Closing as if made on and as of such date and all such representations and warranties, notwithstanding any investigation by WALGREEN, shall survive Closing. Other than the warranties above described, all other warranties of any nature, including, but not limited to, warranties that any specific sales volume will be achieved, are hereby excluded.

      4. CONDITIONS TO OBLIGATIONS OF WALGREEN. The obligations of WALGREEN hereunder are subject to the satisfaction, on or prior to Closing, of all of the following conditions, unless waived by WALGREEN in writing:

            4.1 Representations and Warranties and Performance. The truth and correctness, in all material respects, of all representations and warranties by PROXYMED contained in this Agreement, as of the date of this Agreement and as of the Closing Date, and the performance by PROXYMED of all agreements and conditions required by this Agreement to be performed by PROXYMED at or prior to such time.

            4.2 No Adverse Proceedings or Events. No suit, action, or other proceeding against WALGREEN or PROXYMED, or their respective officers or directors, shall be pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated thereby.

      5. CONDITIONS TO OBLIGATIONS OF PROXYMED. The obligations of PROXYMED hereunder are subject to the satisfaction, on or prior to Closing, of all of the following conditions, unless waived by PROXYMED in writing:

            5.1 Representations and Warranties and Performance. The truth and correctness, in all material respects, of all representations and warranties by WALGREEN contained in this Agreement, as of the date of this Agreement and as of the Closing date, and the performance by WALGREEN of all agreements and conditions required by this Agreement to be performed by WALGREEN at or prior to such time.

            5.2 Closing Certificate. Delivery by WALGREEN to PROXYMED at Closing of certificates dated as of the Closing date in form and substance satisfactory to PROXYMED stating that the warranties and representations by WALGREEN set forth in this Agreement are true as of the Closing date and that WALGREEN has performed all agreements and conditions required to be performed by WALGREEN.

            5.3 Transition Services. The execution by WALGREEN of an agreement with Integrated Systems Solutions Corporation ("ISSC") to provide PROXYMED with the Transition Services described in Section 6 herein.

            5.4 No Adverse Proceedings or Events. No suit, action, or other proceeding against WALGREEN or PROXYMED, or their respective officers or directors, shall be pending before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated thereby.

            5.5 Network Services Agreement. The execution between the parties hereto of the Network Services Agreement.

      6. RELATED MATTERS.

            6.1 Transition Services. WALGREEN will enter into an agreement with ISSC, pursuant to which ISSC will provide for a ninety (90) day period after the Closing, at no cost to PROXYMED, the transition services described on the attached Exhibit C ("Transition Services"). Such agreement shall also provide that, after said ninety (90) day period, ISSC shall continue to provide such Transition Services for the period from the expiration of said 90-day period until the earlier of the completion of the Transition Services or December 30, 1997 at a price payable by PROXYMED to ISSC not to exceed two hundred thousand dollars ($200,000) per month, plus applicable taxes, provided PROXYMED has executed a standard IBM service agreement for such services no later than August 31, 1997. WALGREEN shall provide PROXYMED with copies of the relevant portions of the agreement with ISSC evidencing such transition services arrangement. PROXYMED acknowledges and agrees that in connection with the Transition Services, as of July 11, 1997, ISSC will terminate all customers of the Pre-Scribe network, and PROXYMED shall be solely responsible for arranging with such customers to continue on the PROXYMED network.

            6.2 Trademarks. Except as specifically provided in this Agreement to the contrary, this Agreement does not grant either party the right to use either party's trademarks, trade names, or service marks, or ones that are confusingly similar to the same.

      7. INDEMNIFICATION.

            7.1 Indemnification by WALGREEN. WALGREEN agrees to indemnify and hold harmless PROXYMED and its officers, directors, employees and representatives at all times after Closing from and against any claims, suits, causes of action, losses, liabilities, damages and expenses (including attorney's fees and other costs and expenses of defending any claim against PROXYMED and prosecuting any successful claim against WALGREEN pursuant to this Section 7.1) incurred by PROXYMED which results, arises out of, or is based upon: (i) any breach of any representation or warranty by WALGREEN in this Agreement or in any schedule hereto, or any breach or default in performance by WALGREEN of any covenant to be performed by WALGREEN hereunder or under any agreement between the parties related hereto; or (ii) the ownership or operation of WALGREEN of the Deliverables or the Trademarks prior to Closing Date.

            7.2 Indemnification by PROXYMED. PROXYMED agrees to indemnify and hold harmless WALGREEN and its officers, directors, employees and representatives at all times after Closing from and against any claims, suits, causes of action, losses, liabilities, damages and expenses (including attorney's fees and other costs and expenses of defending any claim against WALGREEN and prosecuting any successful claim against PROXYMED pursuant to this
Section 7.2) incurred by WALGREEN which results, arises out of, or is based upon: (i) any breach of any representation or warranty by PROXYMED in this Agreement or in any schedule hereto, or any breach or default in performance by PROXYMED of any covenant to be performed by PROXYMED hereunder or under any agreement between the parties related hereto; or (ii) the ownership or operation of PROXYMED of the Deliverables or the Trademarks after the Closing Date, except as may be otherwise specified herein.

            7.3 Defense of Claims. After the receipt of any claim by, or the commencement of any action or proceeding against the indemnified party, the indemnified party will, if a claim with respect thereto is to be made against any party obligated to provide indemnification pursuant to this Section 7, give notice of such claim or the commencement of such addition or proceeding. In the event of such notice, the indemnifying party shall be entitled to assume the defense or settlement thereof with counsel of its own choosing, which counsel shall be reasonably satisfactory to the indemnified party; provided, however, that: (i) the indemnified party shall be entitled to participate, at its own expense, in any such action or proceeding or in any negotiations or proceedings to settle or otherwise eliminate any claim for which indemnification is being sought; and (ii) the indemnifying party shall not be entitled to settle, compromise, decline to appeal, or otherwise dispose of such claim, action, or proceeding without the consent of the indemnified party if such claim, action, or proceeding, in the reasonable judgment of the indemnified party either (A) involves a request for relief other than money damages which the indemnifying party would be required to completely indemnify against hereunder or (B) in the event of an adverse ruling, could have a material adverse effect on the indemnified party. In the event that the indemnifying party does not assume the defense or settlement of any claim, action, or proceeding, the indemnified party shall, at the expense of the indemnifying party, conduct the investigation, defense, trial, and appeal of, and/or may settle any such claim, action, or proceeding, and the indemnified party's good faith determination, in its sole discretion, with respect to the conduct, settlement, judgment, order or other disposition of any claim, action, or proceeding shall be final and binding upon the indemnifying party for purposes of this Agreement. Any claims, legal fees, or other reasonable and actual costs and expenses paid or incurred by the indemnified party shall be paid to the indemnified party by the indemnifying party within thirty (30) days after receipt by the indemnifying party of the indemnified party's itemized invoice.

      8. CLOSING.

            8.1 Time and Place. The closing of this transaction (the "Closing") shall take place at such time and place as may be mutually agreed upon in writing between PROXYMED and WALGREEN on or before June 30, 1997, or such other date as the parties may mutually agree to in writing.

      9. TERM AND TERMINATION.

            9.1 Term. This Agreement shall continue in full force and effect until PROXYMED pays WALGREEN a total of $100,000,000 in Royalties as provided in
Section 1.4 herein, or until the Agreement is terminated as provided in Section 9.2.

            9.2 Default. Either party may terminate this Agreement upon written notice to the other party prior to the expiration of the Term in the event that the other party materially breaches the Agreement and fails to cure that breach within thirty (30) days after such written notice. In the event the breach involves the late payment or non-payment of Royalties or other monies due hereunder, the breaching party shall pay interest on the amount owed from the due date until paid at 1.5% per month of the total amount past due. If there is a dispute as to any amount due, the party disputing the amount shall notify the other party in writing giving the specific reason(s) for such dispute within ten (10) days after the due date, and the parties will promptly seek to resolve the dispute. If the parties are unable to resolve the dispute within thirty (30) days after the original due date, the dispute will be arbitrated under the commercial rules of the American Arbitration Association and, if the award of the arbitrator(s) is in favor of the non-breaching party, interest thereunder shall accrue from the initial due date until paid.

      10. MISCELLANEOUS.

            10.1 Publicity and Notice. All public announcements and other disclosures to unaffiliated third parties relating to this Agreement or the transactions contemplated hereby shall be made only upon the mutual consent of the parties, except where a party shall determine, after consultation with its counsel, in good faith that a public announcement is required as matter of law.

            10.2 Notices. Any notice or other communication pursuant to this Agreement shall be in writing and shall be deemed to have been duly given: (i) when received if personally delivered; (ii) on the date of acknowledgment of receipt if sent by telex, facsimile, or other wire transmission; or (iii) three
(3) days after being deposited in the United States mail, certified or registered, postage prepaid, to the following addresses:

                  If to WALGREEN:

                                 Walgreen Co.
                                 200 S. Wilmot Road
                                 Deerfield, Illinois 60015
                                 Attention: Chief Information Officer
                                 Telecopier Number: (847) 317-3652

                  With a copy to:

                                 Walgreen Co.
                                 200 S. Wilmot Road
                                 Deerfield, Illinois 60015
                                 Attention: Director, Law Department
                                 Telecopier Number: (847)914-2825

                  If to PROXYMED:

                                 ProxyMed, Inc.
                                 2501 Davie Road, Suite 230
                                 Ft. Lauderdale, FL 33317
                                 Attention: President
                                 Telecopier Number: (954)473-0620

                  With a copy to:

                                 ProxyMed, Inc.
                                 2501 Davie Road, Suite 230
                                 Ft. Lauderdale, FL 33317
                                 Attention: General Counsel
                                 Telecopier Number: (954)473-0620

            10.3 Expenses. Except as specifically provided otherwise herein, each party shall pay its own expenses and obligations incurred in connection with this Agreement and the consummation thereof.

            10.4 Entire Agreement. This Agreement: (i) constitutes the entire agreement among the parties with respect to the subject matter hereof, and there are no representations, warranties, or commitments except as set forth herein; and (ii) supersedes all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether written or oral, of the parties hereto, relating to the transactions contemplated by this Agreement. This Agreement may be amended only in a writing executed by the parties hereto affected by such amendment. Nothing in this Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto, their successors and assigns, any rights or remedies under or by reason of this Agreement except as expressly provided herein. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors, and assigns.

            10.5 Enumeration and Headings. The enumeration and headings of the sections of this Agreement are merely for convenience of reference and do not constitute representations or warranties, do not impose any obligations whatsoever, and have no substantive significance.

            10.6 Tax Consequences. There shall be no recourse by any party hereto against any other party hereto by reason of the fact that the execution or consummation of this Agreement, or of any transaction completed hereby does not have the tax consequences with regard to such party hereto as contemplated by such party.

            10.7 Construction. The parties hereto understand and agree that this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this document to be drafted.

            10.8 Limitation of Liability. Neither WALGREEN nor PROXYMED shall have any liability for any consequential, indirect, incidental, special, punitive, or exemplary damages suffered by the other party, arising from or related to this Agreement, even if such party has been advised of the possibility of such losses or damages. Each party's entire liability for any actual or direct damages resulting from such party's performance under this Agreement (other than liability with respect to payments due under the terms of this Agreement), regardless of the form of action, whether in contract, tort (including, without limitation, negligence), warranty or other legal or equitable grounds, will be limited in the aggregate to one million dollars ($1,000,000). Further, Walgreen's shall only have liability to PROXYMED in connection with its performance under this Agreement to the extent that ISSC is liable to WALGREEN under the terms of the agreement for the purchase of the Deliverables and the Trademarks entered into between WALGREEN and ISSC.

            10.9 Gender. All references herein to the masculine gender shall include the feminine and neuter and vice versa.

            10.10 Computation of Time. Whenever any determination is to be made or action to be taken on a date specified in this Agreement, if such date shall fall upon a Saturday, Sunday, or a legal holiday, the date for such determination or action shall be extended to the first business day immediately thereafter.

            10.11 No Waiver. No exercise or waiver, in whole or in part, of any right or remedy provided for in this Agreement shall operate as a waiver of any other right or remedy. No delay on the party of any part in the exercise of any right or remedy shall operate as a waiver thereof.

            10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which, taken together, shall constitute one and the same instrument.

            10.13 Survival. The terms of Sections 2, 3, 7, 10.4, 10.8, 10.11,
10.13 and 10.15 shall survive the expiration or termination of this Agreement for any reason.

            10.14 Force Majeure.

                  a. Neither party hereunder shall be liable for any default or delay in the performance of its obligations hereunder:

                        1. if and to the extent such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States, strikes, lockouts, or labor difficulties, or any other similar cause beyond the reasonable control of such party hereto; and

                        2. provided such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the nonperforming party hereto through the use of alternative sources, work-around plans, or other means.

                  b. In such event, the nonperforming party hereunder shall be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent possible without delay. Any party so delayed in its performance will immediately notify the other by telephone (to be confirmed in writing within five [5] days of the inception of such delay) and describe at a reasonable level of detail the circumstances causing such delay.

                  c. Notwithstanding the foregoing, interest on any amounts past due shall continue to accrue in favor of the party entitled to receive any payment hereunder during any period of force majeure.

            10.15 Choice of Law, Jurisdiction and Venue. This agreement shall be governed by the laws of the State of Illinois, excluding its conflict of law provisions. PROXYMED and WALGREEN agree that any action or proceeding to enforce or interpret the terms of the agreement shall be brought only in U.S. federal courts located in Chicago, Illinois. The parties agree to submit to the jurisdiction of such courts and waive and agree not to assert any defense concerning jurisdiction or venue.

            10.16 Closing Conditions. The Closing contemplated herein shall be subject to WALGREEN's consummation of its purchase of the Deliverables from ISSC on or before the closing date of this transaction. WALGREEN shall have no liability or obligation to PROXYMED in the event such purchase from ISSC is not completed.

      IN WITNESS WHEREOF, the undersigned have executed this Agreement under seal as of the day and year first above written.

WITNESS:                                        PROXYMED, INC.

/s/ Frank M. Puthoff                            By: /s/ Jack A. Guinan    (SEAL)
------------------------                            ----------------------------
                                                Name: JACK A. GUINAN
                                                Title: PRESIDENT

                                                WALGREEN CO.

/s/ Robert R. Delaney                           By: /s/ John A. Rubino   (SEAL)
------------------------                            ----------------------------
                                                Name: JOHN A. RUBINO
                                                Title: SR. V.P.